EXECUTION COPY


           SECOND SUPPLEMENTAL INDENTURE, dated as of the 16th day of August, 2002, among FOSTER WHEELER LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "COMPANY") and successor by merger to the obligations of Foster Wheeler Corporation, a corporation previously organized and existing under the laws of the State of New York, each of the entities listed on Schedule I attached hereto (all such entities, collectively, the "GUARANTORS" and each, a "Guarantor"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as Trustee (the "TRUSTEE") and successor to the obligations of Harris Trust and Savings Bank, an Illinois banking corporation.

           WHEREAS, the Company and the Trustee have entered into an Indenture dated as of November 15, 1995, as amended (the "Indenture") to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness, which may be convertible into shares of Capital Stock (as such term is defined in the Indenture) of the Company to be issued in one or more series as provided in the Indenture.

           WHEREAS, the Indenture was previously amended by the Amended and Restated First Supplemental Indenture, dated as of August 10, 2001, among the Company, Foster Wheeler USA Corporation, Foster Wheeler Energy International, Inc., Foster Wheeler Energy Corporation, Foster Wheeler Inc., Foster Wheeler International Holdings, Inc., Foster Wheeler, Ltd., Foreign Holdings Ltd. and BNY Midwest Trust Company (the "Restated First Supplemental Indenture").

           WHEREAS, Section 1004 of the Indenture provides that, except as expressly permitted therein, the Company will not, and will not permit any Subsidiary (as such term is defined in the Indenture) to, incur, issue, assume or guarantee any Debt (as such term is defined in the Indenture) secured after the date of the Indenture by pledge of, or mortgage or other lien on ("Lien"), any Principal Property (as such term is defined in the Indenture) of the Company or any Subsidiary, or any shares of stock or Debt of any Subsidiary (such Principal Property and shares of stock and Debt are collectively referred to as the "Restricted Collateral") without effectively providing that the Debt Securities (as such term is defined in the Indenture) of all series issued pursuant to the Indenture shall be secured equally and ratably with such secured Debt, so long as such secured Debt shall be so secured.

           WHEREAS, the Company desires to secure its obligations under, and certain of the Company's Subsidiaries desire to secure their guarantees of the Company's obligations under, that certain Third Amended and Restated Term Loan and Revolving Credit Agreement, dated as of August 16, 2002, among the Company, the Guarantors signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the lenders party thereto, by the creation of security interests in certain property of the Company or its Subsidiaries, as the case may be.

           WHEREAS, pursuant to Section 1004 of the Indenture, the Company and those Guarantors that are Subsidiaries of the Company desire to secure their respective obligations in respect of the Debt hereunder (including under the New Guaranty referred to below) by a Lien on the Restricted Collateral as, and to the extent, required by the Indenture.

           WHEREAS, Section 901 of the Indenture provides that the Company may enter into one or more supplemental indentures without the written consent of any Holders (as such term is defined in the Indenture), when authorized by Board Resolutions (as such term is defined in the Indenture) and in form satisfactory to the Trustee, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities (as defined in the Indenture) any property or assets.

           WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the by-laws of the Company, the Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

           WHEREAS, the Company on November 15, 1995 issued $200 million in aggregate principal amount of its 6 3/4% Notes due November 15, 2005 (the "NOTES") pursuant to the Indenture on behalf of the holders from time to time of the Notes (the "Noteholders").

           WHEREAS, Foster Wheeler USA Corporation ("USA CORP."), Foster Wheeler Power Group Inc. ("POWER GROUP") and Foster Wheeler Energy Corporation ("ENERGY CORP.") issued a Guaranty dated as of February 12, 1999 (the "Existing Guaranty") and each of Foster Wheeler Inc., Foster Wheeler International Holdings, Inc., Foster Wheeler Ltd. and Foreign Holdings, Ltd. subsequently agreed to be bound by such Existing Guaranty, to guaranty as primary obligor the full and prompt payment when due (whether at the stated maturity, by acceleration of otherwise) of the principal of, premium, if any, and interest on, the Notes, together with all the other obligations and liabilities of the Company to the Noteholders in respect of the Notes and to the Trustee in its capacity as such under the Indenture (including, in each case, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred, and the due performance and compliance by the Company with all of the terms, conditions and agreements contained in the Notes and the Indenture to the Trustee and the Noteholders.

           WHEREAS, USA Corp., Power Group and Energy Corp., to secure their obligations under the Existing Guaranty, entered into a Pledge Agreement, dated as of February 12, 1999 (the "Existing Pledge Agreement").

           WHEREAS, the Company and the Guarantors desire to terminate the Existing Guaranty and the Existing Pledge Agreement and replace them with a new Guaranty (the "New Guaranty") and Security Agreement (the "New Security Agreement").

           WHEREAS, all conditions precedent to supplement the Indenture have been met.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Noteholders or of series thereof.

1.         DEFINITIONS.

           1.1 For purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section have the meanings assigned to them in this Section. All capitalized terms not otherwise defined in this Second Supplemental Indenture have the meanings given to such terms in the Indenture.

           "COLLATERAL AGENT" means Bank of America, N.A. in its capacity as collateral agent pursuant to the terms of the New Security Agreement, together with any successor collateral agent thereunder.

           "NEW SECURITY AGREEMENT" means the Security Agreement, dated as of August 16, 2002, among the Company, the Guarantors and Bank of America, N.A., as Collateral Agent, as in effect from time to time.

           "TEMPORARY CASH INVESTMENT" means any investment in (a) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. (together with its successors, "S&P") or Moody's Investors Service, Inc. (together with its successors, "MOODY'S"), (c) demand deposits, time deposits and certificates of deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 by Moody's and A-1 by S&P at the time of acquisition thereof or, if such commercial paper is rated by only one such agency, at least such rating from such agency, and (f) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940.

           1.2 The definitions of "CO-OBLIGOR", "CO-OBLIGOR REQUEST", "NEW GUARANTOR" and "NEW GUARANTOR REQUEST" set forth in the Restated First Supplemental Indenture are removed in their entirety and all references to such terms are deleted and given no effect.

           1.3 The amendments to the definition of "PAYING AGENT" set forth in the Restated First Supplemental Indenture are hereby rescinded and the definition of "PAYING AGENT" is hereby amended to read in its entirety as follows:

           "PAYING AGENT" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.



2.         GRANTING OF SECURITY INTEREST.

           2.1 The Company confirms that in order to secure the due and punctual payment by the Company and certain of the Guarantors of certain Secured Debt, including the Securities and all other sums payable by the Company and certain of the Guarantors under the Indenture and the New Guaranty, the Company and the Guarantors pursuant to the New Security Agreement are granting to Bank of America, N.A., as Collateral Agent for the benefit of the Secured Parties (as such term is defined in the New Security Agreement), a security interest, among other assets, in such of the Restricted Collateral (as such term is defined in the New Security Agreement) as is required pursuant to the terms of the Indenture. The Company warrants and represents that pursuant to the New Security Agreement, the Securities are secured, as to such Restricted Collateral, at least equally and ratably with all other obligations and indebtedness of the Company and certain of the Guarantors secured thereby as, and to the extent, required by the Indenture.

3.         APPLICATION OF AMOUNTS RECEIVED BY TRUSTEE WITH RESPECT TO COLLATERAL

           3.1 The Trustee shall hold in trust for the benefit of the Noteholders from time to time, in accordance with Section 3.4 below:

                     (a) any cash, securities or other property received by the Trustee from the Collateral Agent pursuant to the provisions of the Security Agreement or from the Company in respect of the sale or other disposition of any Restricted Collateral; and

                     (b) any investments made by the Trustee pursuant to Section
           3.2 hereof and any cash received by the Trustee by way of income or other gain from the sale, conversion, maturity or redemption of or payment by the Company with respect to such investments.

If the principal of all of the Securities shall have been declared (or shall have become) immediately due and payable pursuant to Section 502 of the Indenture, and such acceleration shall not otherwise have been rescinded or annulled as provided by Section 502 of the Indenture, then all such amounts held by the Trustee (including amounts held by an escrow agent on behalf of the Trustee) shall be applied by the Trustee in accordance with the provisions of the Securities and this Indenture, and subject to the last paragraph of Section 1003 of the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) or Depositary as the Trustee may determine, to the Holders of the particular Securities of such series for the payment of which such money has been deposited with the Trustee, of all sums due and to become due thereon at maturity for principal and any premium and interest.

           3.2 So long as no Event of Default shall have occurred and be continuing, the Trustee shall invest and reinvest any cash held by it pursuant to Section 3.1 hereof at the direction of the Company in Temporary Cash Investments as may be specified in a written request or requests by the Company signed by its President, Treasurer or any Vice President and delivered to the Trustee. Any loss realized as a result of any such investment shall be for the account of, and shall upon demand by the Trustee be immediately paid in cash to the Trustee by, the Company. If and when cash is required for application in accordance with Section 3.3 hereof, the Trustee is authorized to cause a sufficient amount of such investments to be sold or otherwise converted into cash, PROVIDED that the Trustee shall be under no obligation to sell or otherwise convert any such investment if such sale or other conversion would result in the receipt by the Trustee of an amount less than the aggregate purchase price of such investment (inclusive of commissions and other purchase costs) unless the Company shall, simultaneously with such sale or other conversion, make available to the Trustee in cash the amount of any such deficit.

           3.3 So long as no Event of Default shall have occurred and be continuing, the Trustee shall apply all amounts received as interest on investments pursuant to Section 3.2 hereof to the payment of interest on the Securities when due in accordance with the provisions of the Securities and the Indenture.

           3.4 The Trustee shall hold all funds received by it pursuant to the New Security Agreement in an account governed by an escrow agreement substantially in the form attached hereto as Exhibit A.

           3.5 Notwithstanding any provision of Section 3.1, 3.2 or 3.3 hereof, if at any time all obligations of the Company under the Securities have been discharged, then the Trustee shall cause any and all funds received by it pursuant to the New Security Agreement to be paid to the Company.

4.         MISCELLANEOUS

           4.1 The Existing Pledge Agreement has terminated pursuant to the terms thereof and been replaced in its entirety by the New Security Agreement and all originals of the Existing Pledge Agreement held by the Trustee will be returned to the Company.

           4.2 The Existing Guaranty has terminated pursuant to the terms thereof and been replaced in its entirety by the New Guaranty and all originals of the Existing Guaranty held by the Trustee will be returned to the Company.

           4.3 The amendments to Section 1001 of the Indenture set forth in the Restated First Supplemental Indenture are hereby rescinded and Section 1001 is hereby amended to read in its entirety as follows:

           "The Company and each Guarantor, jointly and severally, covenant and agree for the benefit of each series of Securities that they will duly and punctually pay or cause to be paid the principal of, and any premium and interest on, the Securities of that series and all amounts due to the Trustee in accordance with the terms of the Securities and this Indenture."

           4.4 The amendments to Section 1006 of the Indenture set forth in the Restated First Supplemental Indenture are hereby rescinded and Section 1006 is hereby amended to read in its entirety as follows:

           "The Company and each Guarantor shall deliver a certificate of its compliance to the Trustee on or before April 30 of each year pursuant to Section 314(a)(4) of the Trust Indenture Act."

5.         FINAL PROVISIONS

           Except as amended and supplemented hereby, the Indenture is hereby ratified and confirmed in all respects and shall remain in full force and effect.

           This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

           The parties may sign any number of copies of this Second Supplemental Indenture and may sign such in counterparts. Each signed counterpart copy shall be an original, but all of them together represent the signed agreement. One signed copy is enough to prove this Second Supplemental Indenture.

           The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.











                                      * * *

                     IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written.


                                     FOSTER WHEELER LLC



                                     By ____________________________________
                                      Name:
                                     Title:


                                     EQUIPMENT CONSULTANTS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOREIGN HOLDINGS LTD.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ASIA LIMITED



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER CAPITAL
                                     & FINANCE CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER CONSTRUCTORS,
                                     INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER DEVELOPMENT CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ENERGY CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ENERGY MANUFACTURING, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ENERGY SERVICES, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER ENVIRESPONSE, INC.



                                     By_____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER ENVIRONMENTAL CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER FACILITIES MANAGEMENT, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER INTERNATIONAL CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.

                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER LTD.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER POWER GROUP, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER POWER SYSTEMS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER PYROPOWER, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FOSTER WHEELER REAL ESTATE
                                     DEVELOPMENT CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FOSTER WHEELER REALTY SERVICES, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER USA CORPORATION



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER VIRGIN ISLANDS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:



                                     FOSTER WHEELER ZACK, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     FW MORTSHAL, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     FW TECHNOLOGIES HOLDING LLC



                                     By ____________________________________
                                      Name:
                                     Title:


                                     HFM INTERNATIONAL, INC.



                                     By_____________________________________
                                      Name:
                                     Title:


                                     PROCESS CONSULTANTS, INC.



                                     By ____________________________________
                                      Name:
                                     Title:


                                     PYROPOWER OPERATING SERVICES COMPANY, INC.



                                     By ____________________________________
                                      Name:
                                     Title:

                                     PERRYVILLE III TRUST

                                     By:    THE BANK OF NEW YORK, not in its
                                            individual  capacity but solely
                                            in its capacity as the Owner Trustee
                                            of the Perryville III Trust

                                     By ________________________________
                                      Name:
                                     Title:

                                     BNY MIDWEST TRUST COMPANY, as Trustee



                                     By _____________________________________
                                      Name:
                                     Title:

                                                                      SCHEDULE I

GUARANTORS

Equipment Consultants, Inc.                                  Delaware
Foreign Holdings Ltd.                                        Bermuda
Foster Wheeler Asia Limited                                  Delaware
Foster Wheeler Capital & Finance Corporation                 Delaware
Foster Wheeler Constructors, Inc.                            Delaware
Foster Wheeler Development Corporation                       Delaware
Foster Wheeler Energy Corporation                            Delaware
Foster Wheeler Energy Manufacturing, Inc.                    Delaware
Foster Wheeler Energy Services, Inc.                         California
Foster Wheeler Enviresponse, Inc.                            Delaware
Foster Wheeler Environmental Corporation                     Texas
Foster Wheeler Facilities Management, Inc.                   Delaware
Foster Wheeler Inc.                                          Delaware
Foster Wheeler International Corporation                     Delaware
Foster Wheeler International Holdings, Inc.                  Delaware
Foster Wheeler Ltd.                                          Bermuda
Foster Wheeler Power Group, Inc.                             Delaware
Foster Wheeler Power Systems, Inc.                           Delaware
Foster Wheeler Pyropower, Inc.                               New York
Foster Wheeler Real Estate Development Corporation           Delaware
Foster Wheeler Realty Services, Inc.                         Delaware
Foster Wheeler USA Corporation                               Delaware
Foster Wheeler Virgin Islands, Inc.                          Delaware
Foster Wheeler Zack, Inc.                                    Delaware
FW Mortshal, Inc.                                            Delaware
FW Technologies Holding LLC                                  Delaware
HFM International, Inc.                                      Delaware
Process Consultants, Inc.                                    Delaware
Pyropower Operating Services Company, Inc.                   California
Perryville III Trust                                         New York

                                                                     EXHIBIT A




                                ESCROW AGREEMENT


           This ESCROW AGREEMENT is made this ___ day of ________, 20__, by and among FOSTER WHEELER LLC, a Delaware limited liability company, with its principal office at Perryville Corporate Park, Clinton, New Jersey 08809 - 4000 (the "Company"), BNY MIDWEST TRUST COMPANY, an Illinois trust company with its principal offices at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the "Trustee") and BNY MIDWEST TRUST COMPANY, an Illinois trust company with its principal corporate trust office at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the "Escrow Agent").

1.         DEPOSIT.
           Pursuant to the terms of the Indenture, the Trustee or the Company may be required from time to time to deliver to the Escrow Agent cash to be held by the Escrow Agent and the Escrow Agent hereby agrees that such cash shall be applied only in conformity with the purposes of, and upon the terms and conditions set forth in, this Agreement. All cash delivered to the Escrow Agent pursuant to this Agreement, together with all investment income thereon, shall be defined as the "Escrowed Property".

2.         ACCRUAL ON ESCROWED PROPERTY.
           The Escrow Agent shall collect all dividends, principal, interest and any other payment or distribution on the Escrowed Property, and shall hold the same as part of the Escrowed Property.

3.         INVESTMENT BY ESCROW AGENT.
           Any Escrowed Property in the form of cash shall be invested or reinvested by the Escrow Agent without unreasonable delay and only in such obligations which are (a) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. (together with its successors, "S&P") or Moody's Investor Service, Inc. (together with its successors, "MOODY'S") (c) demand deposits, time deposits and certificates of deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 by Moody's and A-1 by S&P at the time of acquisition thereof or, if such commercial paper is rated by only one such agency, at least such rating from such agency, and (f) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the

                                                                       Exhibit A
                                                                          Page 2

General Rules and Regulations promulgated under the Investment Company Act of 1940, as shall be designated in writing from time to time by the Company. Temporarily uninvested funds held hereunder shall not earn or accrue interest.

4.         REPORTING BY ESCROW AGENT.
           The Escrow Agent shall furnish to the Company and the Trustee (i) upon the receipt of any Escrowed Property delivered to the Escrow Agent as provided in Section 1 hereof, an acknowledgement of such receipt, and (ii) from time to time thereafter, monthly itemized summaries of the property held as Escrowed Property, including all transactions made pursuant to Sections 2 and 3 hereof.

5.         DISTRIBUTION.
           The Escrow Agent shall release from escrow and distribute the Escrowed Property in accordance with the directions of the Trustee acting pursuant to the Indenture, dated as of November 15, 1995, between the Company and the Trustee, as amended (the "Indenture"). Upon distribution of all the Escrowed Property or upon termination of this Agreement, the Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

6.         COMPENSATION AND REIMBURSEMENT OF ESCROW AGENT.
           (a) For services rendered hereunder, the Company shall pay the Escrow Agent compensation in the amount of [$ ] annually, payable upon execution of this Agreement and within ten business days of each anniversary of such execution. Upon termination of this Agreement, either because all Escrowed Property has been distributed or for any other reason, the Escrow Agent shall return to the Company a proportional fraction of the compensation already paid for that year, less any fee or reimbursement due at that time.

           (b) The Company shall pay monthly an Investment Transaction Fee of $50.00 for each purchase or sale made by the Escrow Agent pursuant to Section 3 hereof.

           (c) The Company shall reimburse the Escrow Agent upon request for all expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable compensation and the reasonable expenses and disbursements of its counsel, except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.

           (d) The Company shall be liable for all payments due under any provision of this Section 6.

           (e) The provisions of this Section 6 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

7.         ESCROW AGENT'S LIEN ON ESCROWED PROPERTY.
           The Company hereby grants to the Escrow Agent a lien on the Escrowed Property such that, in the event that any and all charges payable under Section 6 and Section 8(c) hereof shall not be timely paid by the Company, the Escrow Agent shall have the right to pay itself from the Escrowed

                                                                       Exhibit A
                                                                          Page 3

Property the full amount owed, provided that written notice of the Escrow Agent's intent to proceed under this Section 7 be given at least five business days in advance of such action.

           8. RESPONSIBILITIES OF THE ESCROW AGENT.
           (a) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Company.

           (b) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement by the Company beyond the specific terms hereof.

           (c) The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney fees, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent's duties under this Agreement. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment or reinvestment, in good faith and in accordance with the terms hereof, of any Escrowed Property held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or bad faith in such investment or reinvestment, or for any loss of income incident to any such delay. The provisions of this Section 8 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

           (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested.

           (e) The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                                                                       Exhibit A
                                                                          Page 4

           (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof.

           (g) In the event of ambiguity in the provisions governing the Escrowed Property or uncertainty on the part of the Escrow Agent as to how to proceed, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may refrain from taking any action other than to retain custody of the Escrowed Property deposited hereunder until it shall have received written instructions signed by the Company, or to deposit the Escrowed Property with a court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection therewith.

           (h) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

           (i) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

           9. RESIGNATION OR REMOVAL OF ESCROW AGENT.
           (a) The Escrow Agent may resign by giving written notice to the Company and the Trustee. Such resignation shall take effect upon delivery of the Escrowed Property to a successor Escrow Agent designated in writing by the Company, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith.

           (b) The Company may remove the Escrow Agent upon written notice to the Escrow Agent signed by the Company. Such removal shall take effect upon delivery of the Escrowed Property to a successor Escrow Agent designated in writing by the Company, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Escrow Agent shall deliver the Escrowed Property without unreasonable delay after receiving the Company's designation of a successor Escrow Agent.

           (c) If after 30 days from the date of delivery of its written notice of intent to resign or of the Company's notice of removal the Escrow Agent has not received a written designation of a successor Escrow Agent, the Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Escrowed Property without any obligation to invest or reinvest any such Escrowed Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

           10. CHOICE OF LAW AND JURISDICTION.
           This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York or by a United States Court sitting in New York City.

                                                                       Exhibit A
                                                                          Page 5

           11. BENEFITS AND ASSIGNMENT.
           Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent be may withheld in the sole discretion of the party whose consent is sought.

           12. AMENDMENT AND WAIVER.
           This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

           13. USE OF BNY MIDWEST TRUST COMPANY NAME.
           No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions BNY MIDWEST TRUST COMPANY by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any of the other parties hereto, or on such party's behalf, without the prior written consent of BNY MIDWEST TRUST COMPANY.

           14. HEADINGS.
           The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

           15. NOTICES.
           All notices, instructions, reports and other written communications to be given or made under this Agreement shall be sufficiently given or made if, unless otherwise indicated, sent by first-class mail, postage prepaid:


                     a)        to the ESCROW AGENT at:
                                      ------------
                               BNY Midwest Trust Company
                               2 N. LaSalle Street
                               Suite 1020
                               Chicago, Illinois  60602


                               Attn: Carolyn Potter


                     b)        to THE COMPANY at:
                                  -----------
                               Foster Wheeler LLC
                               Perryville Corporate Park
                               Clinton, New Jersey  08809-4000


                               Attn: TREASURER'S OFFICE

                                                                       Exhibit A
                                                                          Page 6


                     c)        to the TRUSTEE at:
                                      -------

                               BNY Midwest Trust Company
                               2 N. LaSalle Street
                               Suite 1020
                               Chicago, Illinois  60602
                               Attn:  Carolyn Potter

                                                                       Exhibit A
                                                                          Page 7


           IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by duly authorized officers as of the day and year first written above.


                                             FOSTER WHEELER LLC


                                             By:_______________________


Attest:


---------------------------
[Seal]


                                            BNY MIDWEST TRUST
                                            COMPANY,
                                            as Escrow Agent


                                            By:_______________________





                                            BNY MIDWEST TRUST COMPANY,


                                            By:_______________________